EXHIBIT A

REPORT OF AUDIT COMMITTEE

February 26, 2009

To the Board of Directors of Fulton Financial Corporation:

     We have reviewed and discussed with management Fulton Financial Corporation’s audited financial statements as of, and for the year ended, December 31, 2008.

     We have discussed with representatives of KPMG LLP, Fulton Financial Corporation’s independent auditor, the matters required to be discussed by the Statement on Auditing Standards No. 114, The Auditor's Communication with Those Charged with Governance, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     We have received and reviewed the written disclosures and the letter from the independent auditor required by the Public Company Accounting Oversight Board (“PCAOB”) Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, as amended, by the PCAOB, and have discussed with the auditor the auditor's independence.

     Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008.

George W. Hodges, Chair and Financial Expert
Donald W. Lesher, Jr., Vice Chair
Patrick J. Freer
Willem Kooyker, Financial Expert
Gary A. Stewart

49

ATTN: SHAREHOLDER SERVICES PO BOX 4887 ONE PENN SQUARE LANCASTER, PA 17604
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 23, 2009. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 23, 2009. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

MEETING TIME, DATE AND LOCATION
The meeting will be held at 10:00 a.m. on April 29, 2009 at the Hershey Lodge and Convention Center, West Chocolate Avenue and University Drive, Hershey, Pennsylvania. Light refreshments will be available staring at 9:00 a.m., and the business meeting will start promptly at 10:00 a.m.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	FUFIN1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
FULTON FINANCIAL CORPORATION

This proxy is solicited by the Board of Directors.

VOTE ON PROPOSAL NO. 1 - ELECTION OF DIRECTORS:

THE BOARD OF DIRECTORS RECOMMENDS A "FOR" VOTE FOR THE FOLLOWING NOMINEES FOR A ONE-YEAR TERM:

01)	Jeffrey G. Albertson	04)	Willem Kooyker
02)	Craig A. Dally	05)	R. Scott Smith, Jr.
03)	Rufus A. Fulton, Jr.	06)	E. Philip Wenger

For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

☐	☐	☐

VOTE ON PROPOSAL NO. 2 - EXECUTIVE COMPENSATION	For	Against	Abstain

THE BOARD OF DIRECTORS RECOMMENDS A "FOR" VOTE FOR THE NON-BINDING RESOLUTION TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.	☐	☐	☐

VOTE ON PROPOSAL NO. 3 - RATIFY INDEPENDENT AUDITOR	For	Against	Abstain

THE BOARD OF DIRECTORS RECOMMENDS A "FOR" VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP, AS FULTON FINANCIAL CORPORATION'S INDEPENDENT AUDITOR FOR FISCAL YEAR ENDING 12/31/09.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

     This proxy also confers authority to vote on any other business that may be properly brought before the meeting or any adjournment thereof. If any other business is presented at the meeting, the shares represented by this proxy will be voted in accordance with the recommendation of the Board of Directors of Fulton Financial Corporation.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Form 10-K for fiscal year ended 12/31/08, Annual Report, Shareholder Letter and Meeting Invitation are available at www.proxyvote.com.

FUFIN2

     This proxy hereby appoints Samuel H. Jones, Jr., Arthur M. Peters, Jr. and Kenneth E. Shenenberger, or any one of them acting in the absence of the other, as proxies, with full power of substitution, to represent and vote, as designated on the reverse side, all of the Fulton Financial Corporation Common Stock: (i) held of record by the signer on March 2, 2009, and (ii) which the signer is otherwise entitled to vote at the Annual Meeting of Shareholders to be held on Wednesday, April 29, 2009, at 10:00 a.m., at the Hershey Lodge and Convention Center, West Chocolate Avenue and University Drive, Hershey, Pennsylvania, or any adjournment thereof, on all matters properly coming before the Annual Meeting, including but not limited to the matters set forth on the reverse side.

     This proxy, when properly delivered, will be voted in the manner directed by the shareholder(s). If no direction is made, this proxy will be voted FOR the Election of Directors, FOR Executive Compensation, and FOR the appointment of KPMG LLP, as Independent Auditor.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

ATTN: SHAREHOLDER SERVICES PO BOX 4887 ONE PENN SQUARE LANCASTER, PA 17604
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 23, 2009. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 23, 2009. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

MEETING TIME, DATE AND LOCATION
The meeting will be held at 10:00 a.m. on April 29, 2009 at the Hershey Lodge and Convention Center, West Chocolate Avenue and University Drive, Hershey, Pennsylvania. Light refreshments will be available staring at 9:00 a.m., and the business meeting will start promptly at 10:00 a.m.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	FUFIN3	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
FULTON FINANCIAL CORPORATION

This proxy is solicited by the Board of Directors.

VOTE ON PROPOSAL NO. 1 - ELECTION OF DIRECTORS:

THE BOARD OF DIRECTORS RECOMMENDS A "FOR" VOTE FOR THE FOLLOWING NOMINEES FOR A ONE-YEAR TERM:

01)	Jeffrey G. Albertson	04)	Willem Kooyker
02)	Craig A. Dally	05)	R. Scott Smith, Jr.
03)	Rufus A. Fulton, Jr.	06)	E. Philip Wenger

For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

☐	☐	☐

VOTE ON PROPOSAL NO. 2 - EXECUTIVE COMPENSATION	For	Against	Abstain

THE BOARD OF DIRECTORS RECOMMENDS A "FOR" VOTE FOR THE NON-BINDING RESOLUTION TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.	☐	☐	☐

VOTE ON PROPOSAL NO. 3 - RATIFY INDEPENDENT AUDITOR	For	Against	Abstain

THE BOARD OF DIRECTORS RECOMMENDS A "FOR" VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP, AS FULTON FINANCIAL CORPORATION'S INDEPENDENT AUDITOR FOR FISCAL YEAR ENDING 12/31/09.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

     This proxy also confers authority to vote on any other business that may be properly brought before the meeting or any adjournment thereof. If any other business is presented at the meeting, the shares represented by this proxy will be voted in accordance with the recommendation of the Board of Directors of Fulton Financial Corporation.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Form 10-K for fiscal year ended 12/31/08, Annual Report, Shareholder Letter and Meeting Invitation are available at www.proxyvote.com.

FUFIN4

     For the shares of Fulton Financial Corporation Common Stock issued to or held for the account of the undersigned ("Plan Participant") under employee plans and voting rights attached to such shares (any of such plans, a “Voting Plan”), the Plan Participant hereby directs the respective fiduciary ("Plan Trustee") of each applicable Voting Plan to vote all shares of Fulton Financial Corporation Common Stock in the Plan Participant’s name and/or account under such Voting Plan held in the account as of March 2, 2009 in accordance with the instructions given herein, at the Annual Meeting, to be held Wednesday, April 29, 2009, at 10:00 a.m., at the Hershey Lodge and Convention Center, West Chocolate Avenue and University Drive, Hershey, Pennsylvania, or any adjournments or postponements thereof, on all matters properly coming before the Annual Meeting, including but not limited to the matters set forth on the reverse side.

     This proxy, when properly delivered, will be voted by the Plan Trustee in the manner directed by the Plan Participant. If no direction is made, shares held in the Voting Plan will be voted FOR the Election of Directors, FOR Executive Compensation, and FOR the appointment of KPMG LLP, as Independent Auditor.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)